UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2024 (December 8, 2024)
Healthcare Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer

On December 8, 2024, the Board of Directors of Healthcare Realty Trust Incorporated (the “Company”) appointed Austen B. Helfrich as the Company’s Executive Vice President and Chief Financial Officer. Mr. Helfrich, age 37, has been employed by the Company since June 2019, most recently serving as Interim Chief Financial Officer since October 1, 2024. Prior to that, Mr. Helfrich served in the roles of First Vice President, Portfolio Strategy; Vice President, Corporate Finance; and Associate Vice President, Corporate Finance. Prior to joining the Company, Mr. Helfrich was employed at Point72 Asset Management, Columbus Hill Capital Management, and Citigroup’s investment banking division. There is no arrangement or understanding between Mr. Helfrich and any other person pursuant to which Mr. Helfrich was selected as the Company’s Executive Vice President and Chief Financial Officer. Mr. Helfrich has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Helfrich is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective December 8, 2024, the Company entered into an amended and restated employment agreement with Mr. Helfrich with material terms substantially similar to the employment agreements of the Company’s other Executive Vice Presidents. For his service as Executive Vice President and Chief Financial Officer, Mr. Helfrich is expected to receive a base salary equal to $450,000 on an annual basis and, beginning January 1, 2025, is expected to participate in the Company’s cash and equity incentive program for executive officers.

The foregoing description of Mr. Helfrich’s amended and restated employment agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the amended and restated employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Transition of General Counsel Role

Also on December 8, 2024, as part of a planned transition, the Board appointed Andrew E. Loope as the Company’s Executive Vice President, General Counsel, and Secretary, effective January 1, 2025. Mr. Loope, age 55, has been employed by the Company since July 2008 and currently serves as the Company’s Senior Vice President, Corporate Counsel, and Secretary. Mr. Loope is expected to receive a base salary equal to $450,000 on an annual basis and, beginning January 1, 2025, is expected to participate in the Company’s cash and equity incentive program for executive officers. The Company has entered into an Amended and Restated Employment Agreement with Mr. Loope, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Mr. Loope’s appointment, on December 31, 2024, John M. Bryant, Jr. will step down from his position as Executive Vice President and General Counsel. Mr. Bryant, age 58, has served as the Company’s General Counsel since November 2003. On December 8, 2024, the Board appointed Mr. Bryant to serve as the Company’s Senior Vice President, Legal Affairs, effective January 1, 2025. Mr. Bryant is expected to serve in that role in the Company’s legal department through 2026. Beginning on January 1, 2025, Mr. Bryant will be paid a base salary of $450,000, be eligible for performance-based cash incentive bonuses, and will no longer participate in the Company’s equity incentive programs.

Item 7.01	Regulation FD Disclosure.
On December 9, 2024, the Company issued a press release announcing the management changes described above in Item 5.02. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amended and Restated Employment Agreement between Austen B. Helfrich and Healthcare Realty Trust Incorporated, dated as of December 8, 2024.
10.2	Amended and Restated Employment Agreement between Andrew E. Loope and Healthcare Realty Trust Incorporated, dated as of December 8, 2024.
99.1	Press Release issued by Healthcare Realty Trust Incorporated, dated December 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated
Date: December 9, 2024	By:	/s/ Austen B. Helfrich
Name: Austen B. Helfrich
Title: Executive Vice President and Chief Financial Officer